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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 16, 1997



                               STM WIRELESS, INC.
             (Exact name of Registrant as specified in its charter)




             Delaware               000-19923                  95-3758983
  ---------------------------------------------------------------------------
  (State or other jurisdiction     (Commission                (IRS Employer
        of incorporation)          File Number)            Identification No)




                      One Mauchly, Irvine, California 92618
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (714) 753-7864
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 46
                             Exhibit Index on Page 4


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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

         On December 16, 1997, the Registrant completed the acquisition of Telecom International, Inc., a Georgia corporation ("Telecom"), pursuant to an Agreement and Plan of Reorganization and Merger dated December 12, 1997 (the "Merger Agreement") among the Registrant, Telecom Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant, Telecom and the shareholders of Telecom.

         Effective on such date, Telecom was merged with and into Telecom Acquisition Corp., with Telecom Acquisition Corp. surviving such merger and remaining a wholly-owned subsidiary of the Registrant. In connection with such merger, the outstanding shares of Common Stock of Telecom were converted into an aggregate of 480,000 shares of fully paid and non-assessable Common Stock, $.001 par value, of Registrant, subject to possible adjustment as set forth in the Merger Agreement. The consideration to be provided to former Telecom shareholders and all other terms of the transaction were determined by arms-length negotiations between the parties.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (C)     EXHIBITS.

                      2.1 Agreement and Plan of Reorganization and Merger dated December 12, 1997

                      99.1   Press Release dated December 16, 1997













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                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          STM WIRELESS, INC.



Date:  December 30 , 1997                 By: /S/ JOSEPH J. WALLACE
               ----                           ---------------------------------
                                              Joseph J. Wallace
                                              Vice President, Finance and Chief
                                              Financial Officer



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                                  EXHIBIT INDEX


                                                                    SEQUENTIAL
EXHIBIT NO.     DESCRIPTION                                          PAGE NO.

    2.1         Agreement and Plan of Reorganization and Merger
                dated December 12, 1997                                  5

   99.1         Press Release dated December 16, 1997                   45